SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date earliest event reported) May 13, 2005

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-11299	ENTERGY CORPORATION (a Delaware corporation) 639 Loyola Avenue New Orleans, Louisiana 70113 Telephone (504) 576-4000	72-1229752

Item 5.02. Departure of Directors

Entergy Corporation

On May 13, 2005, three members of the Entergy Corporation ("Entergy" or the "Company") Board of Directors completed their service. The three directors, Dr. Paul W. Murrill, William Clifford Smith, and Bismark A. Steinhagen, each attained the age of 70 before the 2005 Annual Meeting of Stockholders. According to Entergy's Corporate Governance Guidelines, directors who have reached the age of 70 will not be re-nominated for election to the Board unless specifically recommended by the Board's Corporate Governance Committee and approved by the full Board.

On May 18, 2005, the Company received notice that Dennis Reilley is resigning from the Board, effective on Friday, May 20, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Corporation
By: /s/ Robert D. Sloan
Robert D. Sloan Executive Vice President and General Counsel

Dated: May 19, 2005